UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2016

FibroGen, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36740	77-0357827
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

FibroGen, Inc.

409 Illinois Street

San Francisco, CA 94158

(Address of principal executive offices, including zip code)

(415) 978-1200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On June 6, 2016, our collaboration partner in Japan and Europe, Astellas Pharma Inc. (“Astellas”), notified us that they had initiated their Japan Phase 3 study of roxadustat for the treatment of anemia associated with chronic kidney disease in patients on dialysis. Pursuant to our collaboration agreement with Astellas, effective June 1, 2005, the initiation of the first Phase 3 trial in Japan triggered a $10.0 million milestone payment that we expect to receive by July, 2016.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release titled “FibroGen Announces Initiation by Astellas of Phase 3 Clinical Study in Japan of Roxadustat/ASP1517 for the Treatment of Anemia of Chronic Kidney Disease, Triggering $10.0 Million Milestone Payment” dated June 9, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIBROGEN, INC.
Dated: June 9, 2016

	By:	/s/ Michael Lowenstein
Michael Lowenstein
Chief Legal Counsel

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release titled “FibroGen Announces Initiation by Astellas of Phase 3 Clinical Study in Japan of Roxadustat/ASP1517 for the Treatment of Anemia of Chronic Kidney Disease, Triggering $10.0 Million Milestone Payment” dated June 9, 2016